Exhibit 10.2
PULTE HOMES, INC.
Long-Term Incentive Program
I. Introduction
1.1 Purposes. The purposes of this Long-Term Incentive Program, as established by Pulte Homes, Inc., a Michigan corporation (the “Company”), are (i) to provide incentive compensation to officers of the Company and its subsidiaries based on the achievement of performance goals designated by the Compensation Committee of the Board pursuant to the Company’s 2008 Senior Management Incentive Plan, (ii) to advance the interests of the Company and its shareholders by attracting and retaining highly competent officers and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.
1.2 Certain Definitions. For purposes of the Program, the following capitalized terms shall have the respective meanings set forth below. Capitalized terms not defined herein shall have the respective meanings specified in the Plan.
     (a) “Affiliate” means a direct or indirect subsidiary of the Company.
     (b) “Agreement” means a written agreement, consisting of a Grant Acceptance Agreement and a Long-Term Incentive Award Agreement, between the Company and the recipient of a Long-Term Incentive Award hereunder setting forth the terms and conditions of such Long-Term Incentive Award.
     (c) “Beneficiary” means the person appointed by a Participant’s written designation to receive payment with respect to any Long-Term Incentive Awards held by such Participant upon the death of the Participant, subject to the following provisions. A Beneficiary designation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form prescribed by the Company. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a Beneficiary other than such spouse. The filing with the Company of a new Beneficiary designation shall cancel all previously filed Beneficiary designations. If a Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant, then the Participant’s administrator, legal representative or similar person shall be deemed to be the Beneficiary of such Participant.
     (d) “Cause” means a determination by the Company that the Participant has (i) willfully and continuously failed to substantially perform the duties assigned by the Company or an Affiliate (other than a failure resulting from the Participant’s disability), (ii) willfully engaged in conduct which is demonstrably injurious to the Company or any Affiliate, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company’s executives, or (iii) engaged in any act of dishonesty, the commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company or any Affiliate.
     (e) “Change in Control” means:
     (i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of

beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) of this definition or (5) any acquisition by any one or more of William J. Pulte, his spouse, any trust or other entity established for the benefit of either or both of such persons, or any charitable organization established by either or both of such persons (“Exempt Persons”); provided further, that for purposes of clause (2), if any Person (other than the Company, any one or more Exempt Persons or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Stock or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
     (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
     (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate

Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
     (iv) the consummation of a plan of complete liquidation or dissolution of the Company.
     (f) “Exchange Act” means the Securities Exchange Act of 1934, as then in effect, or any successor federal statute of substantially similar effect.
     (g) “Grant Acceptance Agreement” means the Grant Acceptance Agreement between the Company and the recipient of a Long-Term Incentive Award hereunder which, together with its accompanying Long-Term Incentive Award Agreement, constitutes an Agreement.
     (h) “Long-Term Incentive Award” means an award conferring a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive cash, as determined by the Committee or as evidenced in the Agreement relating to such Long-Term Incentive Award.
     (i) “Long-Term Incentive Award Agreement” means the Long-Term Incentive Award Agreement between the Company and the recipient of a Long-Term Incentive Award hereunder which, together with its accompanying Grant Acceptance Agreement, constitutes an Agreement.
     (j) “Participant” means a person holding an outstanding Long-Term Incentive Award granted under the Program.
     (k) “Performance Measures” means the performance measure or measures designated by the Committee pursuant to the terms of the Plan as a condition to the earning of a Long-Term Incentive Award granted hereunder.
     (l) “Performance Period” means the calendar year designated by the Committee with respect to which the Performance Measures applicable to a Long-Term Incentive Award shall be measured.

     (m) “Permanent Disability” means a sickness or disability extending for more than three (3) consecutive months as a result of which the Participant is unable to perform his or her duties for the Company or an Affiliate, as applicable, in the required and customary manner and that will continue for not less than an additional three (3) months, as determined by the Company in its sole discretion.
     (n) “Program” means this Pulte Homes, Inc. Long-Term Incentive Program, as amended from time to time.
     (o) “Plan” means the Pulte Homes, Inc. 2008 Senior Management Incentive Plan, as amended from time to time.
     (p) “Vesting Date” means the date on which the Long-Term Incentive Award awarded to a Participant ceases to be subject to a risk of forfeiture, as set forth in the Grant Acceptance Agreement.
1.3 Administration. The Program shall be administered by the Committee. The Committee shall, in its sole and absolute discretion and subject only to the terms of the Program and the Plan, have the full power and authority to interpret the Program and the application thereof, establish (and rescind) any rules and regulations it may deem necessary, appropriate or desirable for the administration of the Program, establish the Performance Measures and other conditions to the payment of all or a portion of each Long-Term Incentive Award and make adjustments to applicable Performance Measures, subject to the terms of the Plan, to reflect extraordinary events, and impose, incidental to the grant of a Long-Term Incentive Award, conditions with respect to the Long-Term Incentive Award, such as (i) the continued employment of the Participant for a specified period of time subsequent to the end of a Performance Period and (ii) limiting competitive employment or other activities as set forth in the Agreement relating to such Long-Term Incentive Award. The Committee shall also have the sole and absolute discretion to reduce the amount of any payment with respect to any Individual Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made. All interpretations, rules, regulations, conditions and other acts of the Committee shall be final, binding and conclusive on all parties.
     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Individual Award Opportunities for such person, and (c) certify the achievement of such performance goals. The Committee may also delegate ministerial administrative functions, such as receipt of notices, implementation of Program payments and mathematical calculations, to one or more employees or consultants as the Committee may deem necessary or desirable.
     No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other person to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Program in good faith, and each such person shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
II. Terms Of Long-Term Incentive Awards
2.1 Eligibility. Participants in the Program shall consist of such officers of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. For purposes of the Program, references to employment by the Company shall also mean employment by an Affiliate. A grant of a Long-Term Incentive Award to any person shall not entitle such person to an additional grant of Long-Term Incentive Awards at any subsequent time.
2.2 Terms of Long-Term Incentive Awards. (a) In General. Long-Term Incentive Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Program and the Plan, as the Committee shall deem advisable.
     (b) Amount of Long-Term Incentive Award and Performance Measures. The Agreement shall set forth the amount of the Long-Term Incentive Award and a description of the Performance Measures and the Performance Period applicable to such Long-Term Incentive Award, as determined by the Committee in its discretion.
     (c) Vesting and Forfeiture.
     (i) General. Except as otherwise provided in the Agreement and subject to all other requirements of the Program, any Long-Term Incentive Award that is earned pursuant to the terms of the Agreement shall become vested as of the Vesting Date set forth in the Grant Acceptance Agreement, provided that the Participant holding such Long-Term Incentive Award remains continuously employed by the Company through the Vesting Date.
     (ii) Termination by Reason of Death or Permanent Disability. Except as otherwise provided in the Agreement, if the Participant’s employment with the Company terminates by reason of death or Permanent Disability, (i) in the case of a Long-Term Incentive Award relating to a completed Performance Period, the Long-Term Incentive Award shall be paid, to the extent earned, to the Participant or the Participant’s Beneficiary, as the case may be, as if the Participant had remained employed with the Company through the Vesting Date, (ii) in the case of a Long-Term Incentive Award relating to a pending Performance Period, the Participant or the Participant’s Beneficiary, as the case may be, shall be entitled to a prorated award. Such prorated award shall be equal to the value of the target award set forth in the Agreement multiplied by a fraction, the numerator of which shall equal the number of days such Participant was employed with the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period. Notwithstanding anything herein to the contrary, if a Participant or a Participant’s Beneficiary, as the case may be, shall be entitled to receive payment of a Long-Term Incentive Award or a prorated award, pursuant to this Section 2.2(c)(ii), such Participant or such Participant’s Beneficiary, as the case may be, shall receive such payment in a lump sum cash amount no later than the March 15th occurring immediately after the year in which the Participant’s employment terminates.
     (iii) Termination by Reason Other Than Voluntary Termination by Participant, Death, Permanent Disability or Cause. Except as otherwise provided in the Agreement, if the Participant’s employment with the Company terminates for any reason, other than voluntary termination by Participant, death, Permanent Disability or Cause, (i) in the case of a Long-Term Incentive Award relating to a completed Performance Period, the Long-Term Incentive Award shall be paid, to the extent earned, to the Participant as if the Participant had remained employed with the Company through the Vesting Date, (ii) in the case of a Long-Term Incentive Award relating to a pending Performance Period, the Performance Period shall continue through the last day thereof and the Participant shall be entitled to a prorated award. Such prorated award shall be equal to the value of the award at the end of the Performance Period based on the actual performance during the Performance Period multiplied by a fraction, the numerator of which shall equal the number of days such Participant was employed with the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period. Notwithstanding anything herein to the contrary, if a Participant shall be entitled to receive payment of a Long-Term Incentive Award or a prorated award, pursuant to this Section 2.2(c)(iii), such Participant shall receive such payment in a lump sum cash amount no later than the March 15th occurring immediately after the year in which the Participant’s employment terminates.
     (iv) Termination by Reason of Voluntary Termination by Participant or Cause. Except as otherwise provided in the Agreement, if the Participant’s employment with the Company is terminated voluntarily by Participant or is terminated by the Company for Cause, the Participant’s Long-Term Incentive Awards that are unvested as of the date of termination, shall be immediately forfeited.
     (d) Payment. A Participant holding a Long-Term Incentive Award which shall have vested shall receive, no later than the March 15th occurring immediately after the year in which the Vesting Date occurs, a lump sum cash payment from the Company in an amount equal, as determined by the Committee, to the Long-Term Incentive Award which became vested as of such Vesting Date, subject to the deduction of taxes and other amounts pursuant to Section 3.4 of the Program. All payments under this Program are intended to be exempt from Section 409A of the Code as “short-term deferrals,” within the meaning of Treasury regulations promulgated under Section 409A of the Code.
     (e) Committee Discretion. Notwithstanding the attainment of the Performance Measures with respect to a Long-Term Incentive Award or anything herein to the contrary, in all cases, the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Long-Term Incentive Award that would otherwise be made to any Participant or to decide that no payment shall be made.

III. General
3.1 Effective Date and Term of Program. The Program shall be effective as of January 1, 2008, and shall continue until such time as it is terminated by the Board.
3.2 Amendments. The Board may amend the Program and any Agreement as it shall deem advisable in the exercise of its sole and absolute discretion; provided, however that no such amendment may adversely affect the rights granted to a Participant with respect to an outstanding Long-Term Incentive Award pursuant to its related Agreement without the consent of such Participant.
3.3 Non-Transferability. No Long-Term Incentive Award or any rights thereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to any Beneficiary designation procedures as may approved by the Committee for such purpose. Except as permitted by the preceding sentence, no Long-Term Incentive Award hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt by the holder of a Long-Term Incentive Award to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such Long-Term Incentive Award, such Long-Term Incentive Award and all rights thereunder shall immediately become null and void.
3.4 Tax and Other Withholding. The Company shall have the right to deduct from any amounts paid pursuant to the Program (or from other compensation payable by the Company to the Participant) all Federal, state, local and other taxes and any other amounts which may be required under law or elected by the Participant to be withheld or paid in connection with the settlement of a Long-Term Incentive Award or any other payment made hereunder.
3.5 Change in Control. Upon the occurrence of a Change in Control, (i) in the case of a Long-Term Incentive Award relating to a completed Performance Period, the Long-Term Incentive Award shall be paid, to the extent earned, to the Participant as if the Participant had remained employed with the Company through the Vesting Date, (ii) in the case of a Long-Term Incentive Award relating to a pending Performance Period, the Participant shall be entitled to a prorated award. Such prorated award shall be equal to the value of the target award set forth in the Agreement multiplied by a fraction, the numerator of which shall equal the number of days prior to the Change in Control during the Performance Period and the denominator of which shall equal the number of days in the Performance Period. Such award shall be paid as soon as practicable, and in no event more than sixty (60) days, after the date of the Change in Control.
3.6 No Right of Participation or Employment. No person shall have any right to participate in the Program or to be granted Long-Term Incentive Awards under the Program. Neither the Program nor any Agreement relating to a Long-Term Incentive Award granted hereunder shall confer upon any person any right to be employed, reemployed or continue employment by the Company or any Affiliate of the Company or affect in any manner the right of the Company or any Affiliate of the Company to terminate the employment of any person with or without notice at any time for any reason without liability hereunder. Nothing herein shall confer any right or benefit or any entitlement to any benefit on any Participant unless and until a benefit is actually vested pursuant to the Program. The adoption and maintenance of the

Program shall not be deemed to constitute a contract of employment or otherwise between the Company or any of its Affiliates and any Participant, or to be a consideration for or an inducement or condition of any employment. Neither the provisions of the Program nor any action taken by the Company or the Board or the Committee pursuant to the provisions of the Program shall be deemed to create any trust, express or implied, or any fiduciary relationship between or among the Company, the Board or Committee, any member of the Board or Committee, or any employee, former employee or beneficiary thereof.
3.7 Unfunded Arrangement. The Program shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No holder of a Long-Term Incentive Award shall have any interest in any particular assets of the Company or any of its Affiliates by reason of the right to receive a benefit under the Program and any such holder shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Program.
3.8 Governing Law. This Program, each Long-Term Incentive Award granted hereunder and its related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.